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                                                                  Exhibit 23.01

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our report dated April 20, 2001 included in this Form 10-K for the year ended March 31, 2001, into Flextronics International Ltd.'s previously filed registration statements on Form S-8 Nos. 333-42255, 333-71049, 333-95189, 333-34016, 333-34698, 333-46166, 333-55528, 333-55850, 333-57680, 333-60270 and
on Form S-3 Nos. 333-87139, 333-87601, 333-94941, 333-41646, 333-46200,
333-46770, 333-55530, 333-56230, 333-60968.


                                                   /S/ ARTHUR ANDERSEN LLP


San Jose, California
June 28, 2001